Appendix 1




                                 THE GOOD GUYS!
                                 DEFERRED PAY PLAN


                                 Financial Statements and
                                 Supplemental Information for
                                 the Years Ended September 30,
                                 1994 and 1993, Supplemental
                                 Schedules as of and for the
                                 Year Ended September 30, 1994
                                 and Independent Auditors'
                                 Report






             THE GOOD GUYS!  DEFERRED PAY PLAN

             TABLE OF CONTENTS
             _____________________________________________________________


                                                                      Page

             INDEPENDENT AUDITORS' REPORT                                1

             FINANCIAL STATEMENTS:

                 Statements of Assets Available for Benefits
                   as of September 30, 1994 and 1993                     2

                 Statements of Changes in Assets Available for Benefits
                   for the Years Ended September 30, 1994 and 1993       2


                 Notes to Financial Statements                         3-7


             SUPPLEMENTAL SCHEDULES AS OF AND FOR THE
               YEAR ENDED SEPTEMBER 30, 1994:


                 Item 27a - Schedule of Assets Held for Investment
             Purposes                                                    8

                 Item 27d - Schedule of Reportable 5% Transactions       9






             Deloitte & Touche LLP                       50 Fremont Street
                                             San Francisco, CA  94105-2230
                                                Telephone:  (415) 247-4000
                                                Facsimile:  (415) 247-4329

             INDEPENDENT AUDITORS' REPORT

             Administrative Committee
             The Good Guys!
             Deferred Pay Plan

             We have audited the accompanying statements of assets available for benefits of The Good Guys! Deferred Pay Plan (the "Plan") as of September 30, 1994 and 1993, and the related statements of changes in assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

             We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

             In our opinion, such financial statements present fairly, in all material respects, the assets available for benefits of the Plan as of September 30, 1994 and 1993, and the changes in assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

             Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules as of and for the year ended September 30, 1994 listed in the foregoing table of contents are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 ("ERISA"). Such supplemental schedules are the responsibility of the Plan's management. Such supplemental schedules have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

             Deloitte & Touche LLP
             March 22, 1995






          THE GOOD GUYS! DEFERRED PAY PLAN

          STATEMENTS OF ASSETS AVAILABLE FOR BENEFITS
          SEPTEMBER 30, 1994 AND 1993
          _________________________________________________________________
                                                       1994         1993
          ASSETS:
           Investments, at fair value:
             Investment Company of America         $  820,565
             New Perspective Fund                   1,160,275
             Bond Fund of America                     266,594
             American Balanced Fund                   603,981
             Merrill Lynch Retirement Trust         1,040,812
             The Good Guys! Stock Fund                804,321   $  689,432
             Loans to participants                    366,162      301,646
             Asset Allocation Fund                               1,368,092
             Income Accumulation Fund                              810,608
             S & P 500 Stock Fund                                  775,443
                                                    _________    _________

          ASSETS AVAILABLE FOR BENEFITS            $5,062,710   $3,945,221
                                                    =========    =========

          _________________________________________________________________
          STATEMENTS OF CHANGES IN ASSETS AVAILABLE FOR BENEFITS
          YEARS ENDED SEPTEMBER 30, 1994 AND 1993
          _________________________________________________________________
                                                       1994         1993

          ADDITIONS TO ASSETS:
           Investment income:
             Interest and collective trust
               fund income                         $   30,057   $   27,937
             Net appreciation (depreciation)
               in fair value of investments           192,584      404,237
                                                     ________    _________

             Total investment income                  222,641      432,174

           Contributions from participants          1,547,627    1,037,088
						    _________    _________

             Total additions                        1,770,268    1,469,262

          DEDUCTIONS FROM ASSETS -
             Participants' withdrawals                652,779      383,862
						    _________    _________

          NET INCREASE                              1,117,489    1,085,400

          ASSETS AVAILABLE FOR BENEFITS:
             At beginning of year                   3,945,221    2,859,821
						    _________    _________

             At end of year                        $5,062,710   $3,945,221
						    =========    =========

          See notes to financial statements.










          THE GOOD GUYS! DEFERRED PAY PLAN

          NOTES TO FINANCIAL STATEMENTS
          YEARS ENDED SEPTEMBER 30, 1994 AND 1993
          _________________________________________________________________

          1.  SUMMARY DESCRIPTION OF PLAN

              The Good Guys! Deferred Pay Plan (the "Plan") is a defined contribution tax deferred savings plan available to employees of The Good Guys! (the "Company"). It is subject to the provisions of the Employee Retirement Income Security Act of 1974. Employees of the Company may voluntarily commence participation in the Plan on October 1st or April 1st of each year providing they have completed six months of continuous service. Participants may contribute up to 15% of their annual compensation to the Plan. However, the sum of the participants' contributions to the Plan and the Company's contribution to the Profit-Sharing Plan on the participants' behalf may not be in excess of the amount allowed for federal income tax purposes. Additional contributions may be made to the Plan by the Company at the option of the Plan's Administrative Committee.

              Until April 1, 1994, each participant's share of assets was segregated in an individual account, and was invested in an asset allocation fund, income accumulation fund, S & P 500 stock fund, The Good Guys! stock fund, or a combination of these funds by Wells Fargo Bank, the Trustee of the Plan, in accordance with the investment choice elected by the participant. On April 1, 1994, the trustee and investment management functions were transferred to Merrill Lynch. Pursuant to the change in investment alternatives, the participants have a choice of six investments as follows:

                  Investment Company of America Fund (Equity Growth & Income Fund) - Funds are invested in marketable securities, principally common stock, for long-term growth of capital and income.

                  New Perspective Fund (Global Growth Fund) - Funds are invested in common stocks of both foreign and domestic companies for long-term growth of capital.

                  Bond Fund of America (Fixed Income Fund) - Funds are invested in marketable fixed-income debt securities, government obligations, and money-market instruments for current income and the preservation of capital.

                  American Balanced Fund (Equity Growth & Income Fund) - Funds are invested in a diversified array of equities, debt, and cash instruments for capital preservation,









                  current income, and long-term growth of capital and income.

                  Merrill Lynch Retirement Fund (Cash Equivalents; Collective Trust Fund) - Funds are invested in Guaranteed Investment Contracts, U.S. Government obligations and money market instruments for current income and preservation of capital (see Note 4).

                  The Good Guys! Company Stock Fund - Funds are invested in The Good Guys! stock.

              All contributions are fully vested at the time of contribution.

              Benefits are payable to employees upon termination of employment, normal retirement, total disability, death, or for financial hardship as defined by the Internal Revenue Service. The Plan provides that all administrative costs be paid by the Company.

              Plan administration was transferred from The Wyatt Company to Howard Johnson & Company effective April 1, 1994.

              Participants should refer to the plan agreement for a more complete description of the Plan's provisions.

          2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              Investments of the Plan are stated at fair value determined by quoted market price for mutual funds.

              Loans to participants are valued at cost.

              Benefits payable to persons who have withdrawn from participation in the Plan are disclosed in the footnotes to the financial statements rather than recorded as a liability of the Plan.

              Income Taxes - The Plan obtained a determination letter on September 5, 1987, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has applied for a new determination letter based on the Plan agreement (see Note 1). The Plan administrator and the Plan's tax counsel believe that the Plan as newly designed and operated is in compliance with the applicable requirements of the Internal Revenue Code. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt as of September 30, 1994.











          3.  LOANS RECEIVABLE

              Under the terms of the Plan and subject to certain limitations as defined in the Plan agreement, participants may borrow against the amount of their vested accounts. Such loans are payable over periods of up to five years and bear interest at a rate equal to that charged by institutional lenders for similar loans at the time the loan is made. As of September 30, 1994, there are 128 loans to participants, and the range of maturity dates and interest rates for these loans were 1994 to 1999 and 9.0% to 13.5%, respectively.

          4.  FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK

              As required by Financial Accounting Standard No. 105, Disclosure of Information about Financial Investments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk, the following information about the risk characteristics associated with the Merrill Lynch retirement trust fund (the "Fund") is presented.

              The Fund invests in guaranteed investment contracts ("GIC") and bank investment contracts ("BIC") and other synthetic guaranteed investment contracts issued by selected North American life insurance companies and U.S. banks. The issuer of each investment contract undertakes to repay the principal amounts deposited pursuant to the contract plus accrued interest at fixed or variable rates as specified under its terms. The credit risk of the issuer of each investment contract is evaluated and monitored by the Trustee.

              The Merrill Lynch retirement trust fund's policy is to require that the investment contract issuer has ratings no lower than: A rating of AAA from Standard & Poor's and Aa2 from Moody's at the time of purchase.

              The GIC issuer is subject to an analysis of asset quality, liquidity, management quality, surplus adequacy and profitability. Further, the issuer's mortgage loan portfolio and bond holdings are scrutinized for exposure to high risk bonds and geographical concentrations.

              A credit review of all issuers of GICs is performed periodically. The reviews are based upon the external rating services listed above. An investment contract may be identified as substandard or removed from the Fund depending on the degree of deterioration of the issuer's rating. The Trustee may elect to segregate a contract from the Fund, resulting in separate accounting for the investment contract. As a result, participants admitted to the Fund after the contract has been segregated from the Fund will not be affected.









              The Fund's policy is to review a variety of factors prior to selecting a BIC issuer for bidding on BICs. These factors include, but are not limited to, asset quality, liquidity, management quality, profitability and, as is the policy of the Trustee, the Trustee's exposure to the issuing bank. Furthermore, the Fund's investments in BICs are insured by the Federal Deposit Insurance Corporation within applicable limits. Such coverage was eliminated effective December 1993 or, for contracts purchased prior to December 1991, at maturity.

          5.  BENEFITS PAYABLE TO PARTICIPANTS WHO HAVE WITHDRAWN

              At September 30, 1994 and 1993, benefits of $515,509 and $254,103, respectively, were due to participants who have withdrawn from participation in the Plan.

          6.  FUND INFORMATION

              The following information shows the changes in assets available for benefits by fund type:







































                   CHANGES IN ASSETS AVAILABLE FOR BENEFITS BY FUND
                            YEAR ENDED SEPTEMBER 30, 1994
          _________________________________________________________________
                                   Investment
                                    Company          New             Bond
                                       of        Perspective       Fund of
                                    America          Fund          America
          ADDITIONS TO ASSETS:
           Investment income:
             Interest and collective
               trust fund income
             Net appreciation
               (depreciation) in
               fair value of
               investments        $   28,687    $    37,500       $   (778)
           Contributions             185,030        274,223         49,463
			 	     _______	  _________	   _______

               Total additions       213,717        311,723         48,685
				     _______	  _________	   _______

          DEDUCTIONS FROM ASSETS -
               Participants'
               withdrawals           (62,306)       (72,079)       (13,396)
				     _______      _________        _______

               Total deductions      (62,306)       (72,079)       (13,396)
				     _______	  _________	   _______

          NET INCREASE (DECREASE)
           PRIOR TO INTERFUND
           TRANSFERS                 151,411        239,644         35,289

          INTERFUND TRANSFERS        669,154        920,631        231,305
				     _______	  _________	   _______

          NET INCREASE
           (DECREASE)                820,565      1,160,275        266,594

          ASSETS AVAILABLE FOR
           PLAN BENEFITS:
           Beginning of Year         _______      _________        _______

          End of year               $820,565     $1,160,275       $266,594
				     =======      =========        =======

















                                                   Merrill
                                     American       Lynch           Asset
                                     Balanced     Retirement     Allocation
                                       Fund       Trust Fund        Fund

          ADDITIONS TO ASSETS:
           Investment income:
             Interest and collective
               trust fund income
             Net appreciation
               (depreciation) in
               fair value of
               investments        $   19,989    $    31,114       $(57,848)
           Contributions             112,559        137,567        263,138
				     _______	  _________	   _______

               Total additions       132,548        168,681        205,290
				     _______      _________        _______

          DEDUCTIONS FROM ASSETS -
            Participants'
            withdrawals              (14,281)      (299,298)      (133,468)
				     _______      _________      _________

               Total deductions      (14,281)      (299,298)      (133,468)
				     _______      _________      _________

          NET INCREASE (DECREASE)
           PRIOR TO INTERFUND
           TRANSFERS                 118,267       (130,617)        71,822

          INTERFUND TRANSFERS        485,714      1,171,429     (1,439,914)
				     _______      _________      _________

          NET INCREASE
           (DECREASE)                603,981      1,040,812     (1,368,092)
				     _______	  _________	 _________

          ASSETS AVAILABLE FOR
           PLAN BENEFITS:
           Beginning of Year         			         1,368,092
				     _______      _________      _________

          End of year               $603,981     $1,040,812     $    -
				     ======= 	  =========	 =========



















                                    Income         S & P 500     The Good
                                 Accumulation        Stock      Guys! Stock
                                     Fund
          ADDITIONS TO ASSETS:
           Investment income:
             Interest and collective
               trust fund income
             Net appreciation
               (depreciation) in
               fair value of
               investments          $  11,172      $ (16,159)      $138,907
           Contributions              159,534        129,135        394,423
				      _______        _______        _______

               Total additions        170,706        112,976        533,330
				      _______	     _______	    _______

          DEDUCTIONS FROM ASSETS -
            Participants'
              withdrawals             (84,783)       (44,199)      (120,873)
				      _______ 	     _______	    _______

               Total deductions       (84,783)       (44,199)      (120,873)
				      _______	     _______	    _______

          NET INCREASE (DECREASE)
           PRIOR TO INTERFUND
           TRANSFERS                   85,923         68,777        412,457

          INTERFUND TRANSFERS        (896,531)      (844,220)      (297,568)
				      _______	     _______	    _______

          NET INCREASE               (810,608)      (775,443)       114,889
           (DECREASE)

          ASSETS AVAILABLE FOR
           PLAN BENEFITS:
           Beginning of Year          810,608        775,443        689,432
				      _______	     _______	    _______

          End of year                $   -          $   -          $804,321
				      =======	     =======        =======





















                                     Participant
                                        Loans           Total
          ADDITIONS TO ASSETS:
           Investment income:
             Interest and collective  $  30,057     $    30,057
               trust fund income
             Net appreciation
               (depreciation) in
               fair value of
               investments                              192,584
           Contributions               (157,445)      1,547,627
					_______	      _________

               Total additions         (127,388)      1,770,268
					_______	      _________

          DEDUCTIONS FROM ASSETS -
            Participants'
            withdrawals                 191,904        (652,779)
					_______	      _________

               Total deductions         191,904        (652,779)
					_______	      _________

          NET INCREASE (DECREASE)
           PRIOR TO INTERFUND
           TRANSFERS                     64,516       1,117,489

          INTERFUND TRANSFERS		_______	      _________

          NET INCREASE
           (DECREASE)                    64,516       1,117,489

          ASSETS AVAILABLE FOR
           PLAN BENEFITS:
           Beginning of Year            301,646       3,945,221
					_______	      _________

          End of year                  $366,162      $5,062,710
					=======       =========























                  CHANGES IN ASSETS AVAILABLE FOR BENEFITS BY FUND
                            YEAR ENDED SEPTEMBER 30, 1993
          _________________________________________________________________
                                            Asset       Income        S & P
                                         Allocation  Accumulation      500
                                            Fund         Fund         Stock
								       Fund
          ADDITIONS TO ASSETS:
           Investment Income:
             Interest and collective
               trust fund income                $3            $3        $3

             Net appreciation in fair
               value of investments        185,550        32,608    71,303

           Contributions                   360,034       194,156   267,120
					 _________       _______   _______

               Total additions             545,587       226,767   338,426
					 _________       _______   _______

          DEDUCTIONS FROM ASSETS:
            Participant's withdrawals     (157,586)      (58,274)  (59,526)
					 _________       _______   _______

               Total deductions           (157,586)      (58,274)  (59,526)
					 _________       _______   _______

          NET INCREASE (DECREASE) PRIOR
            TO INTERFUND TRANSFERS         388,001       168,493   278,900

          INTERFUND TRANSFERS              (76,202)       26,919    17,570
					 _________       _______   _______

          NET INCREASE                     311,799       195,412   296,470

          ASSET AVAILABLE FOR PLAN
            BENEFITS:
            Beginning of year            1,056,293       615,196   478,973
					 _________	 _______   _______

            End of year                 $1,368,092      $810,608  $775,443
					 =========       =======   =======

























                  CHANGES IN ASSETS AVAILABLE FOR BENEFITS BY FUND
                            YEAR ENDED SEPTEMBER 30, 1994
          _________________________________________________________________
                                          The Good
                                            Guys!
                                            Stock    Participant
                                            Fund        Loans       Total
          ADDITIONS TO ASSETS:
           Investment Income:
             Interest and collective
               trust fund income          $   328      $ 27,600  $   27,937

             Net appreciation in fair
               value of investments       114,776                   404,237

           Contributions                  215,162           616   1,037,088
					  _______       _______   _________

               Total additions            330,266        28,216   1,469,262
					  _______	_______   _________

          DEDUCTIONS FROM ASSETS:
            Participant's withdrawals     (53,986)      (54,490)  (383,862)
					  _______       _______   _________

               Total deductions           (53,986)      (54,490)  (383,862)
					  _______       _______   _________

          NET INCREASE (DECREASE) PRIOR
            TO INTERFUND TRANSFERS        276,280       (26,274)  1,085,821


          INTERFUND TRANSFERS             (25,951)       57,664
					  _______       _______   _________

          NET INCREASE                    250,329        31,390   1,085,400

          ASSET AVAILABLE FOR PLAN
            BENEFITS:
            Beginning of year             439,103       270,256   2,859,821
					  _______       _______   _________

            End of year                  $689,432      $301,646  $3,945,221
					  =======       =======   =========
























          THE GOOD GUYS! DEFERRED PAY PLAN

          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
          SEPTEMBER 30, 1994
          _________________________________________________________________
                                                                  Market
                                                                   Value
                                                               September 30
                 INVESTMENTS           Units/Share     Cost        1994
          INVESTMENT COMPANY OF
          AMERICA FUND                    43,448   $  800,219   $  820,565

          NEW PERSPECTIVE FUND            75,317    1,123,952    1,160,275

          BOND FUND OF AMERICA            20,404      275,142      266,594

          AMERICAN BALANCED FUND          49,508      594,244      603,981

          MERRILL LYNCH RETIREMENT
          TRUST FUND                   1,040,812    1,040,812    1,040,812

          THE GOOD GUYS! STOCK FUND       64,956      845,540      804,321

          LOANS TO PARTICIPANTS
          (see Note 3)                                366,162      366,162
				                    _________    _________

          TOTAL INVESTMENTS                        $5,046,071   $5,062,710
				                    =========    =========






























          THE GOOD GUYS! DEFERRED PAY PLAN

          ITEM 27d - SCHEDULE OF REPORTABLE 5% TRANSACTIONS
          YEAR ENDED SEPTEMBER 30, 1994
          _________________________________________________________________
                                                             Purchases

               FUND                                   Number of
                                                      Transactions     Cost
          INDIVIDUAL 5% TRANSACTIONS:
            Investment Company of America               1          $575,536
            New Perspective Fund                        1           819,172
            Bond Fund of America                        1           200,609
            American Balanced Fund                      1           437,987
            Merrill Lynch Retirement Trust Fund         2         1,405,921
            Asset Allocation Fund
            Income Accumulation Fund
            S&P 500 Stock Fund
            The Good Guys! Stock Fund

          TRANSACTIONS EXCEEDING 5% IN
            AGGREGATE:
            Investment Company of America              19           286,003
            New Perspective Fund                       21           391,273
            Merrill Lynch Retirement Trust Fund       132           245,103
            Asset Allocation Fund                      20           380,066
            Income Accumulation Fund                   28           151,126
            S & P 500 Stock Fund                       17           119,815
            The Good Guys! Stock Fund                  20           280,012
						      ___	  _________

          TOTAL TRANSACTIONS                          263        $5,292,623
						      ===	  =========



























          THE GOOD GUYS! DEFERRED PAY PLAN

          ITEM 27d - SCHEDULE OF REPORTABLE 5% TRANSACTIONS
          YEAR ENDED SEPTEMBER 30, 1994
          _________________________________________________________________
                                                     Dispositions
                                         Number of                   Gain
               FUND                      Transactions    Proceeds    (Loss)
          INDIVIDUAL 5% TRANSACTIONS:
            Investment Company of America
            New Perspective Fund
            Bond Fund of America
            American Balanced Fund
            Merrill Lynch Retirement
              Trust Fund
            Asset Allocation Fund                1    $1,570,485   $137,178
            Income Accumulation Fund             1       799,197     47,997
            S&P 500 Stock Fund                   1       804,060     51,287
            The Good Guys! Stock Fund            1       319,500     83,439

          TRANSACTIONS EXCEEDING 5% IN
            AGGREGATE:
            Investment Company of America        8        86,045      2,683
            New Perspective Fund                 7       104,228      2,070
            Merrill Lynch Retirement
              Trust Fund                        11       618,488         --
            Asset Allocation Fund               16       119,827     16,957
            Income Accumulation Fund            19       173,273     10,282
            S & P 500 Stock Fund                 7        75,040      7,829
            The Good Guys! Stock Fund            8        66,354     (8,026)
					        __     _________    _______

          TOTAL TRANSACTIONS                    80    $4,736,497   $351,696
						==     =========    =======



















